Exhibit 99.1

2 Batterymarch Park, Suite 301, Quincy, MA 02169

News Release

For Immediate Release December 21, 2021	For More Information, Contact: William M. Parent, President and Chief Executive Officer (617-925-1955)

RANDOLPH BANCORP, INC. AND ENVISION BANK ANNOUNCE DIRECTOR RETIREMENT

QUINCY, Massachusetts, December 21, 2021 – Randolph Bancorp, Inc. (the “Company”), (NASDAQ Global Market:  RNDB), the holding company for Envision Bank (the “Bank”), today announced that John J. O’Connor III retired as a member of the board of Directors of the Company and the Bank, effective December 20, 2021.

“It has been an honor to work with John over the past nine years,” said Kenneth K. Quigley, Jr., Board Chair of the Company and the Bank.  “On behalf of the Board and the entire team, I want to thank John for his valuable guidance and banking insights, which were instrumental in supporting our expansion into commercial lending over the years.  His wise counsel and contributions will be missed.”

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Quincy, Massachusetts, three loan production offices located in Massachusetts and one loan production office in Southern New Hampshire.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

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